UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 29, 2020

Heat Biologics, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

627 Davis Drive, Suite 400

Morrisville, North Carolina 27560

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0002 par value per share	HTBX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.   Regulation FD Disclosure.

On May 29, 2020, Heat Biologics, Inc. (the “Company’) announced the presentation at the 2020 Annual Meeting of the American Society of Clinical Oncology (ASCO) of a poster (the “Poster”) with topline data for cohort A from its ongoing Phase 2 study of HS-110 in combination with nivolumab for the treatment of advanced non-small lung cancer in multiple treatment settings. A copy of the Poster is attached hereto as Exhibit 99.1 and is incorporated herein by reference. In addition, a transcript of the virtual presentation of the Poster provided at ASCO is attached hereto as Exhibit 99.2.

The furnishing of the attached Poster is not an admission as to the materiality of any information therein. The information contained in the Poster is summary information that is intended to be considered in the context of more complete information included in the Company’s filings with the SEC and other public announcements that the Company has made and may make from time to time by press release or otherwise. The Company undertakes no duty or obligation to update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosures.

The information in the transcript shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 8.01   Other Information

On May 29, 2020, the Company issued a press release announcing the presentation of a poster (the “Poster”) at the 2020 Annual Meeting of the American Society of Clinical Oncology (ASCO). The data presented in the Poster was obtained from cohort A from the Company’s ongoing Phase 2 trial in combination with Bristol-Myers Squibb’s (BMS) Opdivo® (nivolumab) for multiple treatment settings in advanced NSCLC. A copy of the press release is furnished as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

The data demonstrated that significant survival benefit was observed in a cohort of previously treated, checkpoint inhibitor (CPI) naïve patients with advanced NSCLC; with a median overall survival (mOS) of 28.7 months for the intent-to-treat (ITT) patients (N = 47). This data compares favorably with published data of Checkmate-057, which reported a mOS of 12.2 months in patients who received nivolumab as single agent in a similar treatment setting. Notably, a statistically significant survival benefit with mOS of 42.1 months was observed in patients with injection site reaction (p = 0.0001). Exploratory biomarker analyses showed that overlapping CTA expression in patients’ tumors at baseline with HS-110, as well as the expression of a specific CTA were both associated with statistically significant improved overall survival (p = 0.028 and 0.008, respectively).

The Company also updated its corporate presentation, to among other things, include the updated data from the Company’s ongoing Phase 2 trial in combination with Bristol-Myers Squibb’s (BMS) Opdivo® (nivolumab) for in advanced NSCLC that was presented at ASCO. A copy of the corporate presentation is attached hereto as Exhibit 99.4 and is incorporated herein by reference.

The information in the press release shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this Current Report on Form 8-K.

Exhibit Number	Description

99.1	Heat Biologics, Inc. Poster presentation
99.2	Transcript of Oral Poster Discussion
99.3	Press Release of Heat Biologics, Inc. dated May 29, 2020
99.4	Heat Biologics Corporate Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 29, 2020	HEAT BIOLOGICS, INC.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and Chief Executive Officer